UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 240.14a-12
TRIO-TECH INTERNATIONAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 2, 2005
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Trio-Tech International, a California corporation (the “Company”), will be held at our principal executive offices, located at 14731 Califa Street, Van Nuys, California, on Friday, December 2, 2005 at 10:00 A.M., local time, for the following purposes, as set forth in the attached Proxy Statement:
1.	To elect directors to hold office until the next annual meeting of shareholders; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on October 10, 2005 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof.
     After careful consideration, the Trio-Tech International Board of Directors recommends a vote IN FAVOR OF THE NOMINEES FOR DIRECTOR NAMED IN THE ACCOMPANYING PROXY STATEMENT.
     Shareholders are cordially invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, please complete, sign and date the enclosed Proxy Card and return it without delay in the enclosed postage-prepaid envelope. If you do attend the Annual Meeting, you may withdraw your Proxy and vote personally on each matter brought before the meeting.
By Order of the Board of Directors

A. CHARLES WILSON
Chairman
October 21, 2005
Van Nuys, California
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.
THANK YOU FOR ACTING PROMPTLY

TRIO-TECH INTERNATIONAL
14731 Califa Street
Van Nuys, California 91411
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To be held December 2, 2005
GENERAL
     This Proxy Statement is furnished in connection with the solicitation of the enclosed Proxy on behalf of the Board of Directors of Trio-Tech International, a California corporation (“Trio-Tech” or the “Company”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held at our principal executive offices, located at 14731 Califa Street, Van Nuys, California at 10:00 a.m., local time, on Friday, December 2, 2005, and at any adjournments thereof, for the purposes of electing directors and such other business as may properly come before the Annual Meeting. This Proxy Statement and the enclosed Proxy are intended to be mailed to shareholders on or about November 4, 2005.
RECORD DATE AND VOTING SECURITIES
     The close of business on October 10, 2005 has been fixed as the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, there were 2,996,992 shares of the Company’s common stock (the “Common Stock”) outstanding and entitled to vote, the holders of which are entitled to one vote per share.
VOTING GENERALLY
     In the election of directors, a shareholder may cumulate his votes for one or more candidates, but only if each such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of his intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected. These votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder thinks fit. The four candidates receiving the highest number of affirmative votes will be elected. Abstensions will be counted for purposes of determining the presence of a quorum but with respect to the election of directors, any votes against a candidate or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal effect on the vote. Discretionary authority to cumulate votes is solicited hereby.
     Shareholders are requested to date, sign and return the enclosed Proxy to make certain their shares will be voted at the Annual Meeting. Any Proxy given may be revoked by the shareholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with the Secretary of the Company a Proxy bearing a later date, or by attending the Annual Meeting and voting in person. All Proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, Proxies will be voted FOR the election of the four nominees for directors named under “Election of Directors.”
TRIO-TECH INFORMATION
     Our principal executive offices are located at 14731 Califa Street, Van Nuys, California 91411. The telephone number of our principal offices is (818) 787-7000.
PROPOSAL 1
ELECTION OF DIRECTORS
INFORMATION WITH RESPECT TO DIRECTORS
     The Board has nominated the persons listed below for election to the Board at the Annual Meeting, to hold office until the next annual meeting and until their respective successors are elected and qualified. There are two vacancies on the Board of Directors. The Board does not intend to fill the vacancies at this time due to the costs associated therewith. It is intended that the Proxies received, unless otherwise specified, will be voted FOR the four nominees named below, all of whom are incumbent directors of the Company. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director but, if that should occur, the persons designated as Proxy holders will vote in accordance with their best judgment. In no event will Proxies be voted for a greater number of persons than the number of nominees named in this Proxy Statement. The following sets forth, as of October 10, 2005, the names of each of the four nominees for election as a director, his principal occupation, age, the year he became a director of the Company, and additional biographical data.

NAME	AGE	PRINCIPAL OCCUPATION
A. Charles Wilson	81	Chairman of the Board of Trio-Tech International;
		Chairman of the Board of Ernest Paper Products, Inc.;
		Chairman of the Board of Daico Industries, Inc.

S. W. Yong	52	Chief Executive Officer and President of Trio-Tech International

Richard M. Horowitz	65	President of Management Brokers Insurance Agency Chairman of the Board of Dial 800, Inc.

Jason T. Adelman	36	Managing Director of Burnham Hill Partners.
A. Charles Wilson
     Mr. Wilson has served as a Director of Trio-Tech since 1966, and was President and Chief Executive Officer of the Company from 1981 to 1989. In 1989, he was elected Chairman of the Board. Mr. Wilson is also Chairman of the Board of Ernest Paper Products, Inc. and Chairman of Daico Industries, Inc., as well as an attorney admitted to practice law in California.
S.W. Yong
     Mr. Yong has been a Director, Chief Executive Officer and President of Trio-Tech since 1990. He joined Trio-Tech International Pte. Ltd. in Singapore in 1976 and was appointed as its Managing Director in August 1980. Mr. Yong holds a Masters Degree in Business Administration, a Graduate Diploma in Marketing Management and a Diploma in Industrial Management.
Richard M. Horowitz
     Mr. Horowitz has served as a Director of Trio-Tech since 1990. He has been President of Management Brokers Insurance Agency since 1974. He also serves as Chairman of Dial 800, Inc., a national telecommunication company. Mr. Horowitz holds a Masters Degree in Business Administration from Pepperdine University.
Jason T. Adelman
     Mr. Adelman was elected to the Board of Trio-Tech in April 1997. Mr. Adelman is a Managing Director of Burnham Hill Partners, a division of Pali Capital, Inc. The firm is based in New York City and provides financing and financial advisory services. Previously, Mr. Adelman was employed by H.C. Wainwright & Co (1999-2003), Drake Capital Securities (1997-1999), Spencer Trask Securities (1996-1997) and Coopers & Lybrand LLP (1994-1996). Mr. Adelman is an honors graduate of the University of Pennsylvania and Cornell Law School.
BOARD MEETINGS AND COMMITTEES
     The Board held four meetings during the fiscal year ended June 30, 2005. All of the directors attended (in person or by telephone) at least 75% of the meetings of the Board and any committees of the board on which they served during the fiscal year. Directors are expected to use their best efforts to be present at the annual meeting of shareholders. All of our directors attended the 2004 Annual Meeting of Shareholders.
     The Company does not have a standing nominating committee. The entire Board nominates the directors for election at the Annual Meeting. Because the Company currently has only four Board members, three of whom are “independent” (as defined under the listing standards of the American Stock Exchange upon which the Company’s securities are listed), the Board of Directors does not believe that a separate nominating committee is necessary as any selection of nominees, by virtue of the composition of the current Board, would be by a vote that would be the same as the vote of any separate committee consisting of only the independent directors. Furthermore, the Board values the input of each of its members and believes that input is important in determining the Board nominees. At such time, if any, as the Board composition changes, the Company may establish a separate nominating committee. As a result, the entire Board participates in the consideration of Board nominees and nominated the candidates for election named in this Proxy Statement.
     The Board has adopted a resolution addressing the nomination process and related matters. That resolution states, among other things, that the Board believes that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. The resolution further states that the Board will evaluate the performance of its Board members on an annual basis in connection with the nomination process. The Board may solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates, including without limitation members of the Board and management of the Company. The Board may also determine to engage a professional search firm to assist in identifying qualified candidates if the need arises. The Board has not adopted specific minimum qualifications for a position on the Company’s Board or any specific skills or qualities that the Board believes are necessary for one or more of its members to possess. However, the Board will consider various factors including without limitation the candidate’s qualifications, the extent to which the membership of the candidate on the Board will promote diversity among the directors, and such other factors as the Board may deem to be relevant at the time and under the then existing facts and circumstances.
     The Board will consider candidates proposed by shareholders of the Company and will evaluate all such candidates upon criteria similar to the criteria used by the Board to evaluate other candidates. Shareholders desiring to propose a nominee for election to the Board must do so in writing sufficiently in advance of an annual meeting so that the Board has the opportunity to make an appropriate evaluation of such candidate and his or her qualifications and skills and to obtain information necessary for preparing all of the disclosure required to be included in the Company’s proxy statement for the related meeting should such proposed candidate be nominated for election by shareholders. Shareholder candidate proposals should be sent to the attention of the Secretary of the Company at 14731 Califa Street, Van Nuys, California 91411.
     The Board has a standing Compensation Committee, which currently consists of three independent directors, namely Messrs. Jason T. Adelman, Richard M. Horowitz and A. Charles Wilson, Chairman. The Compensation Committee administers the Company’s existing stock option plans and determines salary and bonus arrangements. The Compensation Committee met four times during the past fiscal year.
     The Board has a separately designed standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The members thereof consist of Messrs. Jason T. Adelman, Richard M. Horowitz and A. Charles Wilson, Chairman. The Board of Directors has determined that the Audit Committee has at least one financial expert, namely A. Charles Wilson. The Board of Directors has affirmatively determined that Mr. Wilson does not have a material relationship with the Company that would interfere with the exercise of independent judgment and is “independent” as independence is defined in Section 121(A) of the listing standards of the American Stock Exchange. Pursuant to its written charter, which charter was adopted by the Board of Directors, the Audit Committee is charged with, among other responsibilities, selecting our independent public accountants, reviewing our annual audit and meeting with our independent public accountants to review planned audit procedures. The Audit Committee also reviews with the independent public accountants and management the results of the audit, including any recommendations of the independent public accountants for improvements in accounting procedures and internal controls. The Audit Committee held five meetings during the fiscal year ended June 30, 2005. Each of the members of the Audit Committee satisfies the independence standards specified in Section 121(A) of the AMEX listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Audit Committee charter was revised with the approval of the Board to include the responsibility for engaging and reviewing internal audits. A copy of the revised Audit Committee charter is attached as Annex A to this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE
     During the fiscal year ended June 30, 2005, the Audit Committee fulfilled its duties and responsibilities generally as outlined in the charter. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2005, and the independent auditor’s report on those financial statements, with the Company’s management and independent auditor. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has discussed with BDO Raffles (BDO) the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”. The Audit Committee’s review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.
     The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. The Audit Committee has evaluated BDO’s qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. The Company’s pre-approval policy is more fully described in this proxy statement under the caption “Policy for pre-approval of audit and non-audit services.” The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of BDO. In addition, BDO has provided the Audit Committee with the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has engaged in dialogue with BDO regarding their independence.
     Based on the above-described review, written disclosures, letter and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements for the fiscal year ended June 30, 2005 be included in the Company’s Annual Report on Form 10-K for that fiscal year.
Dated October 21, 2005
THE AUDIT COMMITTEE
A. Charles Wilson, Chairman
Jason T. Adelman
Richard M. Horowitz
COMPENSATION OF DIRECTORS
     During the fiscal year ended June 30, 2005, Messrs. Horowitz and Adelman, as non-employee directors, each received quarterly fees in an amount equal to $1,500 for each Board meeting attended and $1,000 for each Audit Committee meeting attended, and an annual fee of $5,000. The Compensation Committee meeting is usually held following the Audit Committee meeting. Hence, no additional fees are paid to the committee members for attendance thereat. Mr. Wilson, as a non-employee director, Chairman of the Board, Chair of the Audit Committee and Chair of the Compensation Committee, received quarterly fees in an amount equal to $12,500 for each quarter in which he attended a Board meeting. The directors were also reimbursed for out-of-pocket expenses incurred in attending meetings. The Company believes that the director fees paid to its directors were substantially less than the fees paid to directors of comparable public companies.
     Each of our directors is entitled to participate in our 1998 Director Stock Option Plan (the “Directors Plan”) and receives automatic annual grants of options to purchase shares of our Common Stock. On July 7, 2005, each of Messrs. Horowitz and Adelman were automatically granted options to purchase 5,000 shares of Common Stock at an exercise price of $3.75 per share and each of Messrs. Wilson and Yong were automatically granted options to purchase 10,000 shares of Common Stock at an exercise price of $3.75 per share. All options were vested immediately upon grant and terminate five years from the date of grant unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the Directors Plan. The exercise price for shares purchasable upon the exercise of options granted under the Directors Plan is 100% of fair market value (as defined in the Directors Plan) of the Company’s Common Stock on the date of grant of each such option.

     The purpose of the Directors Plan is to give appropriate compensation to the Directors of the Company. The Company believes that the Directors Plan will provide non-employee Directors and the President of the Company (if he or she is a Director of the Company) an opportunity to acquire Common Stock of the Company and will create an incentive for them to serve on the Board of Directors of the Company and contribute to the Company’s long-term growth and profitability objectives.
VOTE REQUIRED FOR ELECTION
     The four persons receiving the highest number of affirmative votes will be elected as directors of the Company. Votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will have no legal effect on the vote.
EXECUTIVE OFFICERS
     Mr. Victor H. M. Ting, age 51, first joined Trio-Tech as the Financial Controller for the Company’s Singapore subsidiary in 1980. He was promoted to the level of Business Manager from 1985-1989. In December 1989 he became the Director of Finance and Sales & Marketing and later, the General Manager of the Singapore subsidiary. Mr. Ting was elected Vice-President and Chief Financial Officer of Trio-Tech International in November 1992. Mr. Ting holds a Bachelor of Accountancy Degree and Masters Degree in Business Administration.
     Mr. H. P. Lim, age 46, joined Trio-Tech in 1982 and became the Quality Assurance Manager in 1985. He was promoted to the position of Operations Manager in 1988. In 1990 he was promoted to Business Manager and was responsible for the Malaysian operations in Penang and Kuala Lumpur. Mr. Lim became the General Manager of the Company’s Malaysia subsidiary in 1991. In February 1993, all test facilities in Southeast Asia came under Mr. Lim’s responsibility. He holds diplomas in Electronics & Communications and Industrial Management and a Masters Degree in Business Administration. He was elected Corporate Vice-President-Testing in July 1998.
CODE OF ETHICS
     The Company has adopted a code of business conduct and ethics applicable to all officers, management and employees and a separate code of ethics applicable to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of the Company’s code of business conduct and ethics and code of ethics may be obtained, without charge, upon written request to the Secretary of the Company at 14731 Califa Street, Van Nuys, California 91411.
EXECUTIVE COMPENSATION AND RELATED MATTERS
     The following table sets forth the compensation of the Company for its Chief Executive Officer and each executive officer whose total annual salary and bonus for the fiscal year ended June 30, 2005 exceeded in the aggregate $100,000 (the “Named Executive Officers”):

	SUMMARY COMPENSATION TABLE
				Long-Term
	Annual Compensation			Compensation	All
				Securities	Other
Name and Principal	Fiscal			Underlying	Compensation
Position	Year	Salary ($)	Bonus ($)	Options (#)	($) (1)
S.W. Yong,	2005	219,364	19,664	10,000	13,352 (2)
President and	2004	212,037	14,400	10,000	14,074 (2)
Chief Executive Officer	2003	210,375	0	10,000	15,015 (2)

Victor H.M.Ting,	2005	117,276	3,933	10,000	4,688
Vice President and	2004	111,139	2,880	7,000	4,984
Chief Financial Officer	2003	109,966	0	0	6,640

H. P. Lim	2005	81,272	13,817	0	4,688
Vice President -Testing	2004	77,578	6,728	5,000	4,984
	2003	76,599	2,935	0	6,640

(1)	Singapore officers are also credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution of Singapore officers ranged from 2.1% to 8.7% for the past three fiscal years.

(2)	Includes premiums on life insurance policy paid by the Company. The full cost of the remaining premiums to be paid by the Company under this policy is approximately $26,197 (44,148 Singapore dollars, based on the spot exchange rates published in Federal Reserve on June 30, 2005).
EMPLOYEE BENEFIT PLANS
     The Company’s 1998 Stock Option Plan was approved by the Board on September 30, 1997 and the stockholders on December 8, 1997. The purpose of the 1998 Stock Option Plan is to enable the Company to attract and retain top-quality employees, officers, directors and consultants and to provide them with an incentive to enhance stockholder return.
     The following tables contain certain information regarding certain options granted to and exercised by the Named Executive Officers during the fiscal year ended June 30, 2005:
OPTION GRANTS IN FISCAL 2005

	INDIVIDUAL GRANTS				Potential Realizable Value
		% of Total			at Assumed Annual Rates of
	Number of	Options			Stock Price Appreciation for
	Securities	Granted to			Option Term
	Underlying	Employees
	Options	in Fiscal	Exercise	Expiration
Name	Granted	Year	Price ($/sh)	Date	5% ($)	10% ($)

S. W. Yong (1)	10,000	25.00%	$4.40	07/01/2009	$12,156	$26,862
Victor H.M. Ting (2)	5,500	13.75%	$4.40	07/01/2009	$6,686	$14,774
Victor H.M. Ting (2)	4,500	11.25%	$4.50	12/06/2009	$5,595	$12,363

(1)	The options were granted pursuant to the terms of the Directors Plan.

(2)	The options were granted pursuant to the terms of the 1998 Stock Option Plan.
AGGREGATED OPTION EXERCISES IN FISCAL 2005
AND FISCAL YEAR-END OPTION VALUES

			Number of
			Securities
			Underlying			Value of Unexercised
			Unexercised			In-The-Money
	Shares		Options at FY-End			Options at FY-End
	Acquired	Value	(#)			($)
	On Exercise	Realized	Exercisable/			Exercisable/
Name	(#)	($)	Unexercisable			Unexercisable

S.W. Yong	0	0	50,000	/	0	76,300	/	0
Victor H.M. Ting	0	0	26,000	/	11,000	57,310	/	9,310
H.P. Lim	0	0	22,500	/	2,500	54,650	/	6,650

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Role and Composition of the Committee
     The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executive officers, including reviewing the competitiveness of executive compensation programs, evaluating the performance of the Company’s executive officers, and approving their annual compensation. The Committee reviews and approves the Chief Executive Officer’s goals and objectives, evaluates the Chief Executive Officer’s performance, and sets the Chief Executive Officer’s compensation. The specific responsibilities and functions of the Compensation Committee are delineated in the Compensation Committee Charter.
Compensation Philosophy and Practice
     The Company operates in a highly competitive and rapidly changing industry. The key objectives of the Company’s executive compensation programs are to attract, motivate, and retain executives who drive Trio-Tech’s success and industry leadership. The Company achieves these objectives through a compensation philosophy that provides employees with a distinctive overall compensation package. The programs are designed to:
•	Provide executives with competitive cash and stock compensation with a significant portion of total compensation at risk, tied both to near-term individual performance and long-term Company performance as well as to the creation of shareholder value.

•	Encourage executives to act as owners with an equity stake in the Company.
Components of Executive Compensation
     The compensation program presently in effect at Trio-Tech International has three elements: (1) base annual salary; (2) potential annual cash incentive awards that are based primarily on financial performance of the Company or its relevant business operating units; and (3) long-term incentives in the form of stock options.
Base salary
     In determining the compensation levels for the top executive officers, namely the Chief Executive Officer and Chief Financial Officer, the Committee reviewed compensation policies of other companies comparable in size to and within substantially the same industry as Trio-Tech.
     There were several factors that the Committee considered while evaluating the annual performance of the top executive officers. The Committee reviewed the actual performance for the year against budget and forecast. Besides the measurement against financial performance, the Committee reviewed whether the top executive officers achieved their long-term and short-term objectives, such as keeping costs low. However, the measurement was subjective as the Committee also took into consideration the overall market conditions.
     The fiscal year 2005 base cash compensation for officers of the Company who reside in Singapore was denominated in the currency of Singapore. The exchange rate therefore was established as of June 30, 2005 and was computed to be 1.66 Singapore Dollars to each U.S. Dollar. Singapore executive officers’ base salaries are credited with a compulsory contribution ranging from 2.1% to 5.8% of base salary under Singapore’s provident pension fund.
Bonuses
     The Compensation Committee approved in July 2004 the bonus formula for the year ending June 30, 2005 for the Chief Executive Officer, as intended to satisfy the requirements of Section 162(m) of the Code. The 2005 bonus formula for the Chief Executive Officer was based on 5% of pre-tax profits of the Company’s overall performance. Such arrangements depend solely on the profitable results in the Company during the fiscal year.
     The Compensation Committee also considered awarding additional discretionary annual cash bonuses to its executive officers based primarily on the Company’s overall performance and, to a lesser extent, on the contribution each executive made to the Company’s success and directed the Singapore subsidiary to formulate and grant the performance bonuses.

Stock options
     Under the 1998 Stock Option Plan, the Compensation Committee may grant options to purchase Common Stock to employees of the Company, including executive officers. Options grants have an exercise price equal to the fair market value of the Common Stock on the grant date and become exercisable over a period of time or if the Company attains specified levels of economic profit or earnings per share. It is the Compensation Committee’s policy that the vesting schedules for options grants be predominantly performance based, with appropriately aggressive vesting targets. Generally, the Compensation Committee considers the making of option grants on an annual basis. The number of options awarded are generally determined based upon management’s recommendation and are based upon the position held by an executive, that executive’s performance and contributions to the Company over the prior year and the executive’s expected future contribution.
     In this context, with respect to fiscal year 2005, the Compensation Committee reviewed the performance of its officers and key-employees and, in recognition of their contributions, they were granted options covering, in the aggregate, 40,000 shares at an average exercise price of $4.41 per share. In particular, in July 2004, the Company granted Mr. Yong an option to acquire 10,000 shares of Common Stock at $4.40 per share and Mr. Ting an option to acquire 5,500 shares of Common Stock at $4.40 per share. In December 2004, the Company granted to Mr. Ting an option to acquire 4,500 shares of Common Stock at $4.50 per share.
Chief Executive Officer’s compensation
     Mr. Yong’s base annual salary remained the same in the currency of Singapore, which was based on market data for chief executive officers in similarly sized companies, or in similar industries. The variance in his base salary as compared to fiscal 2004 was due to the appreciation of Singapore dollars against U.S. dollars. Base salary was also credited with a compulsory contribution under Singapore’s central provident fund (CPF). As part of the Chief Executive Officer’s compensation package, the Company assumed responsibility for payment of the premiums midway through the 22 year term life insurance policy on the life of the Chief Executive Officer. The Company is not the beneficiary under such policy and it is anticipated that the Chief Executive Officer will be entitled to the cash surrender value of the policy at the end of the policy in 2008. The remaining premiums thereunder are approximately $26,197 (44,148 Singapore dollars, based on the spot exchange rates published in Federal Reserve on June 30, 2005).
     In June 2005, the Compensation Committee approved the basis of the bonus awards to Mr. Yong, which remained the same as fiscal 2004. Mr. Yong was entitled to a bonus of approximately $19,664 for fiscal 2005. Other compensation consisted of directly paid auto expenses which remained unchanged from fiscal 2004.
Dated October 21, 2005
THE COMPENSATION COMMITTEE
A. Charles Wilson, Chairman
Jason T. Adelman
Richard M. Horowitz
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During the fiscal year ended June 30, 2005, the Compensation Committee members consisted of Messrs. Jason T. Adelman, Richard M. Horowitz and A. Charles Wilson, Chairman. During that fiscal year, Mr. Wilson served as (and continues to serve as) a non-employee officer of the Company. Mr. Wilson previously served as an employee officer of the Company from 1981 to 1989.
STOCK PRICE PERFORMANCE GRAPH
     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such securities acts.
     The graph below compares cumulative total stockholder return of the Common Stock of the Company with that of the Standard & Poor’s 500 Index and the AMEX Composite Index for the five-year period ending June 30, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of October 10, 2005, certain information regarding the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of its Common Stock, (ii) each of the directors of the Company, (iii) each of the Named Executive Officers who is not a director and (iv) all executive officers and directors of the Company as a group. To the knowledge of the Company, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to shares beneficially owned, subject to applicable community property and similar statutes.

	Shares Owned
	Beneficially as of
	October 10, 2005
Name (1)	(1)			Percent of Class (1)

S.W. Yong	351,925	(2)		11.55%
Richard M. Horowitz	236,701	(3)		7.83%
A. Charles Wilson	251,608	(4)		8.28%
Victor H.M. Ting	117,177	(5)		3.90%
Jason Adelman	33,750	(6)		1.12%
H.P. Lim	60,070	(7)		1.99%

All Directors and Executive Officers as a group (6 persons)	1,051,231	(2	) - (8)	33.31%

(1)	The percentage shown for each individual and for all executive officers and directors as a group is based upon 2,996,992 shares outstanding. The number of shares indicated and the percentage shown for each individual assumes the exercise of options that are presently exercisable or may become exercisable within 60 days from October 24, 2005 which are held by that individual or by all executive officers and directors as a group, as the case may be. The address for each of the persons listed above is in care of the Company at 14731 Califa Street, Van Nuys, California 91411.

(2)	Includes options to purchase 50,000 shares from the Company at exercise prices ranging from $2.25 to $4.40 per share.

(3)	Includes options to purchase 25,000 shares from the Company at exercise prices ranging from $2.25 to $4.40 per share. The remaining 211,701 shares are either held directly or in a trust for which Mr. Horowitz serves as a trustee.

(4)	Includes options to purchase 40,000 shares from the Company at exercise prices ranging from $2.25 to $4.40 per share. The remaining 211,608 shares are either held directly or in a trust for which Mr. Wilson serves as trustee.

(5)	Includes options to purchase 4,925 shares from the Company at exercise prices ranging from $2.66 to $4.50 per share.

(6)	Includes options to purchase 20,000 shares from the Company at exercise prices ranging from $2.25 to $4.40 per share.

(7)	Includes options to purchase 18,750 shares from the Company at exercise prices ranging from $2.66 to $3.20 per share.

(8)	Includes options to purchase 158,675 shares from the Company at exercise prices of $2.25 to $4.50 per share.
     The Company does not know of any arrangements that may at a subsequent date result in a change of control of the Company.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based solely on a review of reports on Forms 3, 4 and 5 and amendments thereto filed with the Securities and Exchange Commission and furnished to the Company, except as described in the following sentence, none of the Company’s directors, executive officers or beneficial owners of more than 10% of Trio-Tech International’s Common Stock failed to file on a timely basis any of such reports. Each of the incumbent Directors and Mr. Victor H. M. Ting failed to file on a timely basis one Form 4, each of which late reports was subsequently filed and reported the grant to each of an option to acquire Common Stock granted on July 1, 2004. In addition, Mr. Victor H. M. Ting failed to file on a timely basis another Form 4, which was subsequently filed and reported the grant to Mr. Ting of an option to acquire Common Stock granted on December 6, 2004.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     On June 25, 2004, BDO was reappointed as the principal accountant to audit the Company’s financial statements and has audited such statements for each of the fiscal years ended June 30, 2004 and June 30, 2005. A representative of BDO is expected to be present at the Annual Meeting and will have an opportunity to make statements and respond to appropriate questions.
     The Audit Committee has selected BDO as the independent registered public accounting firm for the fiscal year ending June 30, 2006.
Audit Fees:
     BDO billed the Company an aggregate of $134,000 for services rendered for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2005 and $130,000 for services rendered for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2004.
Audit-Related Fees
     BDO billed the Company an aggregate of $15,000 for the audit of the newly acquired testing operation for SEC disclosure purposes. There were no other fees paid to BDO for assurance or related services.
Tax Fees
     BDO billed the Company an aggregate of $26,000 for fiscal 2005 and $27,000 for fiscal 2004 for professional services rendered for tax compliance and return preparation. The compliance and return preparation services consisted of the preparation of original and amended tax returns, and support during the income tax audit or inquiries. No fees were paid to BDO in either of the last two fiscal years for tax planning or tax advice.

All Other Fees
     No fees were paid to BDO in either of the last two fiscal years for products or services rendered in such years, other than those described above.
POLICY FOR PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
     The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that our independent accountants are permitted to perform for us under applicable federal securities regulations. The Audit Committee’s policy utilizes an annual review and general pre-approval of certain categories of specified services that may be provided by the independent accountant, up to pre-determined fees levels. Any proposed services not qualifying as a pre-approved specified service, and pre-approved services exceeding the pre-determined fee levels, require further specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and non-audit services proposed to be performed by the independent accountants. Since June 30, 2004, all services provided by BDO required pre-approval by the Audit Committee. The policy has not been waived in any instance.
SHAREHOLDER PROPOSALS
     Shareholders who wish to present proposals at the 2006 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Proposals must be received no later than July 8, 2006 for inclusion in next year’s Proxy Statement and Proxy Card. If a stockholder intends to present a proposal at the next Annual Meeting but does not seek inclusion of that proposal in the proxy statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by September 20, 2006.
ANNUAL REPORT ON FORM 10-K
     Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company’s Annual Report on Form 10-K filed with the Commission for the year ended June 30, 2005. This request should be directed to the Corporate Secretary, Trio-Tech International, 14731 Califa Street, Van Nuys, California 91411.
GENERAL INFORMATION
     The cost of soliciting the enclosed form of Proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, for no additional compensation, also solicit proxies personally or by telephone, electronic transmission, telegram or special letter.
     The stockholders and any other persons who would like to communicate with the Board, can access the website and fill in the contact form for any enquires or information. The form will be sent directly to the Secretary and the communications for specified individual directors or the Board will be given to them personally by the Secretary. In addition, the contact number is listed on the website and the messages will be passed to the Board accordingly.
     At this time, the Board knows of no other business that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as Proxy holders will vote on them in accordance with their best judgment.
     The Annual Report to Shareholders covering the fiscal year ending June 30, 2005 is being mailed with this Proxy Statement to shareholders of record for this meeting.
By Order of the Board of Directors
A. CHARLES WILSON
Chairman

ANNEX A
TRIO-TECH INTERNATIONAL AUDIT COMMITTEE CHARTER
     One committee of the board of directors will be known as the audit committee. Only independent directors will serve on the audit committee. An independent director is free of any relationship that could influence his or her judgment as a committee member. An independent director may not be associated with a major vendor to, or customer of, the company. When there is some doubt about independence, as when a member of the committee has short-term consulting contract with a major customer, the director should excuse himself from any decisions that might be influenced by that relationship.
     The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls management and the board of directors have established and all audit processes.
•	General responsibilities
1.	The audit committee provides open avenues of communication among the internal auditors, the independent accountant and the board of directors.

2.	The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

3.	The audit committee has the power to conduct or authorize investigations into matters within the committee’s scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4.	The committee will meet at least four times each year, more frequently if circumstances make that preferable.

5.	The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

6.	The committee will do whatever else the law, the company’s charter or bylaws or the board of directors require.
•	Responsibilities for engaging independent accountants and appointing the internal auditor
1.	The audit committee will select the independent accountants for company audits. The committee’s selection is subject to approval by the full board of directors. The audit committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

2.	The audit committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the director of internal audit.
Trio-Tech International Audit Committee Charter –Revised 10/25/05 as adopted on December 6, 1999

3.	The audit committee will confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them.

4.	The audit committee will consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and procedural plans made by the internal auditors and the independent accountant.

5.	The audit committee will listen to management and the primary independent auditor if either thinks there might be a need to engage additional auditors. The audit committee will decide whether to engage an additional firm and, if so, which one.

6.	The audit committee will make sure that the director of internal auditing and the independent accountant coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.
•	Responsibilities for reviewing internal audits, the annual external audit and the review of quarterly and annual financial statements
1.	The audit committee will ascertain that the independent accountant views the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee the committee with a timely analysis of significant financial reporting issues.

2.	The audit committee will ask management, the director of internal auditing and the independent accountant about significant risks and exposures and will assess management’s steps to minimize them.

3.	The audit committee will review the following with the independent accountant and the director of internal auditing:
a.	The adequacy of the company’s internal controls, including computerized information system controls and security.

b.	Any significant findings and recommendations made by the independent accountant or internal auditing, together with management’s responses to them.
4.	Shortly after the annual examination is completed, the audit committee will review the following with management and the independent accountant.
a.	The company’s annual financial statements and related footnotes.

b.	The independent accountant’s audit of and report on the financial statements.

c.	The auditor’s qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.
Trio-Tech International Audit Committee Charter –Revised 10/25/05 as adopted on December 6, 1999

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Anything else about the audit procedures or findings that GAAS requires the auditors to discuss with the committee.
5. The audit committee will consider and review with management and the director of Internal auditing.
a.	Any significant findings during the year and management’s responses to them.

b.	Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

c.	Any changes to the planned scope of management’s internal audit plan that the committee thinks advisable.

d.	The internal auditing department’s charter.

e.	Whether the internal auditing department has complied with the Institute of Internal Auditing’s Standards for the Professional Practice of Internal Auditing.
6.	The audit committee will review annual filings with the SEC and other published documents containing the company’s financial statements.

7.	The audit committee will review the interim financial reports with management, the independent accountant and the director of internal auditing before those interim reports are released to the public or filed with the SEC or other regulators.

8.	The audit committee will prepare a letter for inclusion in the annual report that describes the committee’s composition and responsibilities and how the responsibilities were fulfilled.
•	Periodic responsibilities
1.	Review and update the committee’s charter annually.

2.	Review policies and procedures covering officers’ expense accounts and perquisites including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent accountant.

3.	Review, with the director of internal auditing and the independent accountant, the results of their examination of compliance with the company’s code of conduct.

4.	Review legal and regulatory matters that may have a material effect on the organization’s financial statements, compliance policies and programs and reports from regulators.

5.	Meet with the director of internal auditing, the independent accountant and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the audit committee.
Trio-Tech International Audit Committee Charter –Revised 10/25/05 as adopted on December 6, 1999

ANNUAL MEETING OF SHAREHOLDERS OF
TRIO-TECH INTERNATIONAL
December 2, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â
■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Jason T. Adelman Richard M. Horowitz
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	A. Charles Wilson S.W. Yong
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
2.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTORS LISTED IN ITEM 1.
PLEASE MARK, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

☐                    ■

TRIO-TECH INTERNATIONAL
Proxy Solicited on Behalf of the Board of Directors of the Company
for Annual Meeting of Shareholders on December 2, 2005
     The undersigned hereby appoints S.W. Yong and A. Charles Wilson or either of them as his/her true lawful agents and proxies with full power of substitution to represent the undersigned at the Annual Meeting of Shareholders of Trio-Tech International to be held at our principal executive offices at 14731 Califa Street, Van Nuys, California on Friday, December 2, 2005 at 10:00 A.M. (local time), and at any adjournments thereof, and to vote all shares that he/she is then entitled to vote, on all matters coming before said meeting. The undersigned directs that his/her proxy be voted as follows:
(Continued and to be signed on the reverse side)

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